SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 23, 2004

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

ITEM 9. REGULATION FD DISCLOSURE
SIGNATURE
Press Release

ITEM 9. REGULATION FD DISCLOSURE

On July 26, 2004, Ashford Hospitality Trust, Inc. (the “Company”) issued a press release announcing that it closed on its acquisition of four hotel properties from Day Hospitality Group (“Day”) for approximately $25.9 million in cash plus a contingent component to be paid, if earned, no later than April 30, 2005. A copy of the press release is attached hereto as Exhibit 99.33 and is incorporated herein by reference. On June 21, 2004, the Company filed a required Form 8-K announcing that it would be acquiring these properties.

     Exhibits

99.33	Press Release of the Company dated July 26, 2004, announcing the acquisition of the Day properties.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2004

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Legal Officer